UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2021

ORIGINCLEAR, INC.

(Name of registrant as specified in its charter)

Nevada	333-147980	26-0287664
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		Identification Number)

13575 58th Street North, Suite 200 Clearwater, FL	33760
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 939-6645

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

Dividends in Shares of Common Stock

As previously reported, on May 1, 2020, the Company filed a certificate of designation (the “Series O COD”) of Series O Preferred Stock (the “Series O”).  Pursuant to the Series O COD, the Company designated 2,000 shares of preferred stock as Series O. The Series O has a stated value of $1,000 per share, is convertible into shares of the Company’s common stock on the terms set forth in the Series O COD, and holders are entitled to receive certain dividends, including in shares of common stock at an annual rate of 4% of stated value based on the terms and conditions set forth in the Series O COD.

On December 31, 2020, the Company issued an aggregate of 521,215 in shares of the Company’s common stock as dividends to certain holders of Series O Preferred Stock.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act for transactions not involving a public offering.

Conversion of Notes

As previously reported, the Company issued notes to various investors convertible into shares of the Company’s common stock. On January 5, 2021, holders of convertible notes converted an aggregate principal and interest amount of $23,514 into an aggregate of 2,449,358 shares of the Company’s common stock.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act for transactions not involving a public offering.

Conversion of Preferred Shares

As previously reported, on August 19, 2019, the Company filed a certificate of designation (the “Series L COD”) of Series L Preferred Stock (the “Series L”).  Pursuant to the Series L COD, the Company designated 100,000 shares of preferred stock as Series L. The Series L has a stated value of $1,000 per share, and is convertible into shares of the Company’s common stock, on the terms and conditions set forth in the Series L COD.

Between January 5, 2021 and January 13, 2021, holders of Series L Preferred Stock converted an aggregate of 42 Series L shares into an aggregate of 3,661,485 shares, including make-good shares, of the Company’s common stock.

As previously reported, on May 1, 2020, the Company filed a certificate of designation (the “Series O COD”) of Series O Preferred Stock (the “Series O”).  Pursuant to the Series O COD, the Company designated 2,000 shares of preferred stock as Series O. The Series O has a stated value of $1,000 per share, and is convertible into shares of the Company’s common stock, on the terms and conditions set forth in the Series O COD.

On January 13, 2021, holders of Series O Preferred Stock converted an aggregate of 64.5 Series O shares into an aggregate of 3,140,216 shares of the Company’s common stock.

As previously reported, on May 1, 2020, the Company filed a certificate of designation (the “Series P COD”) of Series P Preferred Stock (the “Series P”).  Pursuant to the Series P COD, the Company designated 500 shares of preferred stock as Series P. The Series P has a stated value of $1,000 per share, and is convertible into shares of the Company’s common stock, on the terms and conditions set forth in the Series P COD.

On January 8, 2021, holders of Series P Preferred Stock converted an aggregate of 51 Series P shares into an aggregate of 2,832,622 shares, including make-good shares, of the Company’s common stock.

As previously reported, on August 27, 2020, the Company filed a certificate of designation (the “Series Q COD”) of Series Q Preferred Stock (the “Series Q”).  Pursuant to the Series Q COD, the Company designated 2,000 shares of preferred stock as Series Q. The Series Q has a stated value of $1,000 per share, and is convertible into shares of the Company’s common stock, on the terms and conditions set forth in the Series Q COD.

On January 8, 2021, a holder of Series Q Preferred Stock converted an aggregate of 5 Series Q shares into an aggregate of 261,508 shares of the Company’s common stock.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act for transactions not involving a public offering.

Restricted Stock Grant Agreement Issuances

On January 4, 2021, per electing and qualifying for the Restricted Stock Grant Agreement alternate vesting schedule, the Company issued to one consultant an aggregate of 354,846 shares of the Company’s common stock.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act for transactions not involving a public offering.

Consultant Issuances

Between December 29, 2020 and January 15, 2021, the Company issued to consultants an aggregate of 1,911,365 shares of the Company’s common stock for services including 271,824 shares of common stock for settlement of prior consulting agreement.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act for transactions not involving a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINCLEAR, INC.

January 20, 2021	By:	/s/ T. Riggs Eckelberry
		Name:	T. Riggs Eckelberry
		Title:	Chief Executive Officer

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